U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) October 28, 2014

Commission File No. 000-54359

In Media Corporation
(Name of small business issuer as specified in its charter)

Nevada	20-8644177
State of Incorporation	IRS Employer Identification No.

5872 Owens Ave, Suite 200, Carlsbad, CA 92008
(Address of principal executive offices)

888-368-9696
(Issuer’s telephone number)

4920 El Camino Real, Suite 100, Los Altos, CA 94022
(Former address of principle executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 28, 2014, the Company and Hip Appeal entered into a non binding Letter of Intent wherein 40,000,000 shall be issued to Howard Hayes for 100 percent of the outstanding shares of Hip Appeal. These shares shall not be issued until and unless the shareholders of the corporation approve increasing the authorized shares of the corporation sufficiently to allow for such issuance.

Hip Appeal, Inc is a new and exciting apparel company that caters to the fashion conscience, active, on the go female.

Located in Carlsbad, one of the many beautiful coastal communities of Southern California and home to many diverse individuals, living healthy active lifestyles; most experiencing the frustration and annoyance of having to hold their valuables while on the go.

Built on a concept that was as simple as our name suggests; create a practical, but modernly fashionable, more Hip more Appealing version of the fanny pack that is comfortable, stylish and yet not embarrassing to those who wear it for support, storage and security.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits.

The following exhibit is furnished herewith:

Exhibit
Number	Description
None.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

In Media Corporation
Date: November 3, 2014	Registrant

By: /s/ Howard J. Hayes
Director

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